     As filed with the Securities and Exchange Commission on June 29, 2001
                                                      Registration No. 333-58503
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              GLACIER BANCORP, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                              6749                               81-0519541
(State or other jurisdiction of      (Primary standard industrial     (I.R.S. employer identification no.)
 incorporation or organization)       classification code number)

            49 COMMONS LOOP, KALISPELL, MONTANA 59901 (406) 756-4200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                               MICHAEL J. BLODNICK
                      President and Chief Executive Officer
                                 49 Commons Loop
                            Kalispell, Montana 59901
                                 (406) 756-4200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   -----------

                          Copies of communications to:

                             STEPHEN M. KLEIN, ESQ.
                           WILLIAM E. BARTHOLDT, ESQ.
                               Graham & Dunn P.C.
                          1420 Fifth Avenue, 33rd Floor
                            Seattle, Washington 98101

================================================================================

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                      DEREGISTRATION OF UNISSUED SECURITIES

        The Registration Statement of Glacier Bancorp, Inc. ("Bancorp") on Form S-4 declared effective on July 16, 1998, Commission File No. 333-58503 (the "Registration Statement"), provided for the issuance of up to 620,000 shares of Bancorp's common stock.

        These securities were registered for issuance in accordance with the Plan and Agreement of Merger to acquire Hub Financial Corporation dated December 30, 1997, and amended June 30, 1998 (the "Agreement") described in the Registration Statement. Pursuant to the exchange formula in the Agreement, 619,915 shares of Bancorp's common stock were exchanged, leaving 85 shares registered but unissued. No further securities are to be exchanged pursuant to the Agreement. Accordingly, Bancorp hereby deregisters 85 shares not exchanged pursuant to the Agreement.




                                   SIGNATURES



           Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalispell, State of Montana, on June 6, 2001.


                                       GLACIER BANCORP, INC.
                                           (Issuer)




                                       By:      /s/ Michael J. Blodnick
                                           -------------------------------------
                                            Michael J. Blodnick
                                            President and Chief Executive
                                            Officer



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

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on this 6th day of June 2001.

          SIGNATURE                                  TITLE
          ---------                                  -----


PRINCIPAL EXECUTIVE OFFICER


     Michael J. Blodnick                    President and Chief
-------------------------------             Executive Officer, Director
Michael J. Blodnick

PRINCIPAL FINANCIAL OFFICER


     James H. Strosahl                      Executive Vice President and
-------------------------------             Chief Financial Officer
James H. Strosahl                           (Principal Accounting Officer)


*  A Majority of the Board of Directors

           John S. MacMillan
           William L. Bouchee
           Allen J. Fetscher
           L. Peter Larson
           F. Charles Mercord
           Everit A. Sliter
           Harold A. Tutvedt

*By:       Michael J. Blodnick
    --------------------------------------
    Michael J. Blodnick
    (Attorney-in-Fact and Designated Agent
    for Service)



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